                                  SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:


[ ]    Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[X]    Definitive Proxy Statement


[ ]    Definitive Additional Materials


[ ]    Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                       PROTEIN POLYMER TECHNOLOGIES, INC.
               ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

       __________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)   Title of each class of securities to which transaction applies:
       2)   Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       4)   Proposed maximum aggregate value of transaction:
       5)   Total fee paid:


[ ]    Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
       2)   Form, Schedule or Registration Statement No.:
       3)   Filing Party:
       4)   Date Filed:

                      PROTEIN POLYMER TECHNOLOGIES, INC.

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 25, 1997

                                ---------------


To Our Stockholders:

          You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Protein Polymer Technologies, Inc., which will be held at the Company's executive offices, located at 10655 Sorrento Valley Road, San Diego, California, on Friday, April 25, 1997 at 10:00 a.m. for the following purposes:

          (a)  To elect a Board of eight Directors for the ensuing year;

          (b) To consider and act upon a proposal to approve the Company's Employee Stock Purchase Plan described in the accompanying Proxy Statement;

          (c) To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997; and

          (d) To consider and act upon such other matters as may properly come before the meeting.

          The close of business on March 21, 1997 has been fixed as the record date for stockholders to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Holders of a majority of the outstanding shares must be present either in person or by proxy in order for the meeting to be held. The proxy is revocable at any time in the manner set forth on page 1 of the Proxy Statement and will not affect your right to vote in person in the event you attend the meeting.

                         By Order of the Board of Directors,



                         Philip J. Davis
                         Secretary

March 21, 1997

------------------------------------------------------------------------------
WHETHER YOU ATTEND THE MEETING OR NOT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. FOR THOSE ATTENDING THE MEETING, AMPLE PARKING WILL BE AVAILABLE.
------------------------------------------------------------------------------

                       PROTEIN POLYMER TECHNOLOGIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 1997

                               ----------------

                                PROXY STATEMENT

                               ----------------


          This Proxy Statement is furnished by Protein Polymer Technologies, Inc. (the "Company"), 10655 Sorrento Valley Road, San Diego, CA, 92121, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Stockholders to be held on Friday, April 25, 1997 at 10:00 a.m., or any adjournments or postponements thereof (the "Meeting"). The Board has fixed the close of business on March 21, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Meeting. As of that date, 9,141,228 shares of the Company's Common Stock, $.01 par value (the "Common Stock") were issued and outstanding.

          Any person giving a proxy has the right to revoke it before it is exercised. It may be revoked either by filing an instrument of revocation with the Secretary of the Company or by delivering at the Meeting a duly executed proxy bearing a later date. It also may be revoked by attending the Meeting and voting in person.

          All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telephone, telegraph or personal call. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses.

          The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to the Company's stockholders is March 21, 1997. A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

VOTING RIGHTS

          Each share of Common Stock outstanding on the record date is entitled to one vote. The holders of Common Stock do not have the right to cumulate votes. An affirmative vote of a majority of the shares voted at the Meeting, by person or in proxy, is required for approval of each item being submitted to the stockholders for consideration. Proxies will be received and tabulated by the Company's transfer agent. Votes cast in person at the meeting will be tabulated by an election inspector appointed by the Company. Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, with each tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Any unmarked proxies, including those submitted by brokers or nominees, will be voted for the directors nominated and for all proposals submitted herewith.

COMMON STOCK OWNERSHIP

          The following table sets forth information as of March 21, 1997 with respect to (i) all persons known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) all Directors and nominees for Director,
(iii) each executive officer named below and (iv) all directors and executive officers as a group. The business address of each of the Company's directors and named executive officers is the Company's address unless otherwise stated in the table below.


     NAME AND ADDRESS                                 AMOUNT OF COMMON STOCK       PERCENT
    OF BENEFICIAL OWNER                              BENEFICIALLY OWNED(1)(2)    OF CLASS(1)(2)
    -------------------                              ------------------------    --------------
   J. Thomas Parmeter(3)(6)(8)..............................   521,777                5.68%
   Philip J. Davis(3)(6)(9).................................   376,345                4.11%
   Brent R. Nicklas(3)(10)
    Landmark Partners, Inc.
    One State Street Plaza
    New York, New York 10004................................   263,327                2.88%
   Russell T. Stern, Jr.(4)(11).............................   311,805                3.40%
   Patricia J. Cornell(5)(7)
    Taurus Advisory Group
    2 Landmark Square
     Stamford, Connecticut 06901............................ 1,234,230               13.05%
   Johnson & Johnson Development Company....................   920,480               10.01%
    One Johnson & Johnson Plaza
     New Brunswick, New Jersey  08933
   Taurus Advisory Group (21)............................... 1,233,230               13.05%
     2 Landmark Square
     Stamford, Connecticut  06901
   George R. Walker(3)(12)..................................   141,012                1.54%
   Edward E. David, Ph.D.(3)(13)............................    51,107                   *
   Bertram I. Rowland(3)(14)................................    65,269                   *
   Edward J. Hartnett(3)(15)................................    10,000                   *
   Joseph Cappello, Ph.D.(6)(16)............................   136,200                1.48%
   Franco A. Ferrari, Ph.D.(6)(17)..........................   135,200                1.47%
   John E. Flowers(6)(18)...................................   127,000                1.38%
   Erwin R. Stedronsky, Ph.D.(6)(19)........................    48,000                   *
   All Directors and Executive Officers
   as a Group (14 persons)(20).............................. 2,273,042               23.55%

----------------------

*   Amount represents less than one percent of the Common Stock.

(1) Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to joint ownership with spouses and community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Director and Nominee for Director.

(4) Director not standing for re-election.

(5) Nominee for Director.

(6) Executive Officer.

(7)  Includes (i) 919,730 shares held by clients of Taurus Advisory Group and
     (ii) 313,500 shares subject to warrants exercisable within 60 days held by clients of Taurus Advisory Group (which warrants were issued in connection with the Company's initial public offering of its Common Stock and are exercisable at a price of $8.00 per share). Ms. Cornell is a Vice President and Director of Taurus Advisory Group, and may deemed to exercise investment power over such shares. Ms. Cornell disclaims such beneficial ownership.

(8)  Includes 40,000 shares subject to options exercisable within 60 days.

(9)  Includes 26,000 shares subject to options exercisable within 60 days.

(10) Includes 149,179 shares of Common Stock held by Transitions Three, L.P.
     Mr. Nicklas became a general partner of this fund in December 1988, and may be deemed to be the beneficial owner of its shares. Mr. Nicklas disclaims such beneficial ownership. Also includes 14,000 shares subject to options exercisable within 60 days.

(11) Includes (i) 10,000 shares held by Mr. Stern's spouse, which Mr. Stern may be deemed to beneficially own, and (ii) 14,000 shares subject to options exercisable within 60 days.

(12) Includes 15,000 shares subject to options exercisable within 60 days.

(13) Includes 25,000 shares subject to options exercisable within 60 days.

(14) Includes 25,000 shares subject to options exercisable within 60 days.

(15) Represents 10,000 shares subject to options exercisable within 60 days.

(16) Includes 73,500 shares subject to options exercisable within 60 days.

(17) Includes 72,500 shares subject to options exercisable within 60 days.

(18) Includes 72,000 shares subject to options exercisable within 60 days.

(19) Represents 48,000 shares subject to options exercisable within 60 days.

(20) Includes 509,000 shares subject to options exercisable within 60 days.

(21) Represents (i) 919,770 shares held by clients of Taurus Advisory Group and
     (ii) 313,500 shares subject to warrants exercisable within 60 days held by clients of Taurus Advisory Group (which warrants were issued in connection with the Company's initial public offering of its Common Stock and are exercisable at a price of $8.00 per share). Taurus Advisory Group exercises investment power over such shares.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

          At the Meeting, it is intended that the persons named in the proxy will vote for the election of the eight nominees listed below, each director to serve until the next annual meeting or until his or her successor is elected and qualified. All of the nominees other than Patricia J. Cornell are now members of the Board. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW. The persons named in the accompanying proxy intend to vote for the election of the nominees listed below unless authority to vote for one or more of such nominees is specifically withheld in the proxy. If any nominee, for any reason currently unknown, cannot be a candidate for election, proxies will be voted for the election of a substitute recommended by the Board.

INFORMATION CONCERNING NOMINEES FOR DIRECTOR

          The following information is furnished concerning the Company's nominees for director:


              NAME                      AGE        POSITION WITH THE COMPANY
              ----                      ---        -------------------------
       J. Thomas Parmeter                57         Chairman of the Board of Directors,
                                                      Chief Executive Officer and President
       Edward E. David, Ph.D.(1)         71         Director
       George R. Walker (1)(2)           72         Director
       Brent R. Nicklas (2)              49         Director
       Patricia J. Cornell               48         None
       Bertram I. Rowland                66         Director
       Philip J. Davis                   66         Director, Secretary
       Edward J. Hartnett (1)            65         Director

_______________________

(1)  Member of the Stock Option and Compensation Committee of Board of
     Directors.

(2)  Member of the Audit Committee of Board of Directors.


          Mr. J. Thomas Parmeter has been the Company's President, Chief Executive Officer and Chairman of the Board of Directors since its inception in July 1988. He also served as its Chief Financial Officer from its inception until July 1992. From 1982 to November 1987, Mr. Parmeter was President, Chief Executive Officer and, from June 1987 to June 1988, Chairman of the Board of Syntro Corporation.

          Dr. Edward E. David has served as a Director of the Company since January 1989. Dr. David has been a private consultant since 1986. From 1977 to 1986, he was the President of Exxon Research and Engineering. From 1981 to 1988, Dr. David sat on the White House Science Council. Among his current responsibilities and affiliations, Dr. David is a Director of Intermagnetics General Corp., Spacehab, Inc., and California Microwave, Inc., and is a member of the Executive Committee of the Massachusetts Institute of Technology Corporation. Dr. David is also Chairman of the Company's Technical Advisory Group.

          Mr. George R. Walker has served as a Director of the Company since January 1989. Mr. Walker, retired since January 1985, was formerly the Vice President - Finance for Esso Europe, an operating division of the Exxon Corporation.

          Mr. Brent R. Nicklas has served as a director of the Company since September 1991. He is a Managing Director of LPNY Advisors, Inc., an affiliate of Landmark Partners, Inc., a venture capital and merchant banking firm ("Landmark"). From December 1988 to December 1993, Mr. Nicklas was a Managing Director of Landmark. From June 1976 to May 1988, Mr. Nicklas was with Merrill Lynch Capital Markets, most recently as Vice President of the Technology and Emerging Growth Group.

          Ms. Patricia J. Cornell, CFA, has served as vice president and director of Taurus Advisory Group, a registered investment adviser, since March 1984. From 1976 through 1984, Ms. Cornell held senior positions in portfolio management at Morris Offit Associates and Lionel D. Edie & Company. Although clients of Taurus Advisory Group hold significant amounts of the Company's Common Stock and Series D Preferred Stock, Ms. Cornell does not serve as a member of the Board pursuant to any arrangement, agreement or understanding with either the Company or Taurus Advisory Group.

          Mr. Bertram I. Rowland has served as a director of the Company since February 1993. Since 1991, Mr. Rowland has been of counsel to the law firm of Flehr, Hohbach, Test, Albritton & Herbert, which has acted as patent counsel to the Company since 1991. From 1988 to 1990, Mr. Rowland was patent counsel at Leydig, Voit and Mayer. From January 1990 to October 1991, he was general counsel for Systemix, Inc. From 1990 to July 1991, Mr. Rowland was a patent attorney at Cooley Godward Castro Huddleson & Tatum.

          Mr. Philip J. Davis has been the Company's Secretary since January 1989. Mr. Davis has been a director of the Company since April 1994; he previously served as a director of the Company from January 1989 until October 1991. Mr. Davis has been a Senior Vice President with Donaldson, Lufkin & Jenrette since March 1994. He was formerly Director, Institutional Sales, at Merrill Lynch, Inc. (formerly Merrill Lynch Capital Markets) from February 1991 until March 1994, and had been a Vice President at Merrill Lynch, Inc. since 1986.

          Mr. Edward J. Hartnett has served as a director of the Company since March 1996. Mr. Hartnett, retired since January 1996, previously served as a Company Group Chairman for the Johnson & Johnson Company, a diversified drug and medical products company. Mr. Hartnett is a past president of the American Medical Manufacturers Association. Although Johnson & Johnson Development Company, an affiliate of Mr. Hartnett's previous employer (Johnson & Johnson Company), is a significant holder of the Company's Series D Preferred Stock and Common Stock and its affiliate is a party to several agreements with the Company, Mr. Hartnett does not serve as a member of the Board pursuant to any arrangement, agreement or understanding with either the Company or Johnson & Johnson Company.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

          In 1996 the Company had standing Stock Option, Audit and Compensation Committees. At its meeting in February 1997, the Board resolved to merge the Stock Option Committee and Compensation Committee into one committee. The Company has no Nominating Committee. During the Company's last fiscal year, the Board of Directors held six meetings; each director attended at least 75% of the aggregate of all regular Board meetings (held during the period for which he has been a director) and meetings of the Committees on which he served.

Stock Option Committee and Compensation Committee

          The Stock Option Committee met four times during the last fiscal year. During 1996, the Stock Option Committee determined grants of stock options under, and administered, the 1989 and 1992 stock option plans of the Company, as well as its 1996 non-employee directors' stock option plan. These duties will be assumed by the Stock Option and Compensation Committee in 1997. If the Company's Employee Stock Purchase Plan is approved by the shareholders, the Stock Option and Compensation Committee will also administer the Company's Employee Stock Purchase Plan.

          The Compensation Committee met two times during the last fiscal year. During 1996, the Compensation Committee made recommendations to the Board on the annual salaries of all elected officers of the Company and made recommendations to the Board on compensation matters of the Company. These duties will be assumed by the Stock Option and Compensation Committee in 1997.

Audit Committee

          The Audit Committee met two times during the last fiscal year. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan and reviews the comments and recommendations resulting from the auditors' report.

Directors' Compensation

          No directors received any cash compensation for their services as directors during the 1996 fiscal year. Edward E. David, Inc., of which Dr. David is the sole shareholder, received $16,000 during 1996 for Dr. David's services as Chairman of the Company's Technical Advisory Group. Mr. Walker received $4,000 during 1996 for consulting services rendered to the Company. All directors were reimbursed for their out-of-pocket expenses in attending meetings of the Board or committees thereof.

          Outside directors may be granted options to purchase Common Stock under the Company's 1996 Non-Employee Directors' Stock Option Plan (the "1996 Option Plan"). Non-employee directors are currently granted options to purchase 5,000 shares of Common Stock of the Company upon their election to the Board and on the first business day in June of each calendar year. Such options are exercisable six months after the date of grant at a price equal to the fair market value of the Common Stock on the date of grant. During 1996, each of Messrs. David, Davis, Hartnett, Nicklas, Rowland, Stern and Walker received options to purchase 5,000 shares of Common Stock under the 1996 Option Plan at an exercise price of $3.75 per share. In addition, on February 28, 1996 Mr. Hartnett received a non-qualified stock option to purchase up to 25,000 shares of Common Stock at an exercise price of $2.00 per share under the Company's 1992 Stock Option Plan. Mr. Hartnett's option vests in equal annual increments over five years and expires ten years after the grant date.

                          EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 2)

          The Company's Employee Stock Purchase Plan (the "Plan") was adopted by the Board in September 1996, subject to approval of the Company's stockholders. The purpose of the Plan is to provide eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). It is the view of the Board that the Plan will constitute an important part of the Company's compensation of its employees by providing them with an incentive to increase their participation in the Company's long-term success.

          The Plan is being submitted to the stockholders of the Company for their approval at the Meeting. Approval of the stockholders requires the affirmative vote of a majority of the shares present in person or by proxy. The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan.

          Under the Plan, the aggregate number of shares of the Company's Common Stock which may be issued over the term of the Plan is 500,000 shares, subject to proportionate adjustment in the event of any stock dividend, stock split, reverse stock split, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration. The shares to be issued under the Plan will be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

          The Plan will be administered by a committee comprised of at least two non-employee members of the Board of Directors appointed from time to time by the Board (the "Plan Administrator"). It is currently contemplated that the Stock Option and Compensation Committee of the Board will be the Plan Administrator. Under the Plan, the administrative powers of the Plan Administrator include (but are not limited to) authority to (i) interpret and construe any provision of the Plan, (ii) adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with Section 423 of the Code, and (iii) make all other determinations necessary or advisable for the administration of the Plan.

          Any person (other than the Company's Chief Executive Officer) who is regularly scheduled to work more than twenty hours per week for more than five months per calendar year in the employ of the Company (or any affiliate of the Company as may be authorized from time to time by the Board to extend the benefits of the Plan to its employees) is eligible to participate in the Plan (each an "Eligible Employee"). Each Eligible Employee actively participating in the Plan (each a "Participant") will have the ability under the Plan to purchase, through payroll deductions, shares of Common Stock at a discount to the fair market value of the Common Stock. As of March 21, 1997 the Company employed 25 Eligible Employees.

          Under the Plan, shares of Common Stock will be made available for purchase by Eligible Employees through a series of successive offering periods until the earlier of (i) the purchase of the maximum number of shares available for issuance under the Plan or (ii) the termination of the Plan. Each offering period will have a maximum duration of 24 months. The duration of each offering period will be designated by the Plan Administrator. The initial offering period will run from January 2, 1997 to the last business day in December 1997. The next offering period will begin on the first business day in January 1998, and subsequent offering periods will commence annually unless otherwise designated by the Plan Administrator.

          An individual who is an Eligible Employee may begin participation in the Plan on the first business day of any calendar quarter within an offering period in effect under the Plan. The date on which such individual joins the offering period will become that individual's entry date (the "Entry Date") for the offering period, and on that date such individual will be granted his or her purchase right for the offering period. To participate in the Plan for a particular offering period, the Eligible Employee must complete certain enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator.

          The payroll deduction authorized by the Eligible Employee for the purpose of acquiring shares of Common Stock under the Plan may be any multiple of 1% of such employee's base salary paid to the employee during each calendar quarter within the offering period, up to a maximum of 20%. The authorized deduction rate will continue in effect for the remainder of the offering period and for subsequent offering periods, unless changed. A Participant may reduce the rate of payroll deduction at any time during a calendar quarter, but no more than once per calendar quarter, and such reduction will be effective as soon as possible after notification is made to the Plan Administrator. The rate of payroll deduction may be increased prior to the commencement of any calendar quarter within the offering period, and will be effective on the first day of such calendar quarter.

          Each Participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the Entry Date on which the Participant first joins the offering period in effect under the Plan and will be automatically exercised on the last business day of each calendar quarter (a "Quarterly Purchase Date") while that purchase right remains outstanding. Common Stock will be issuable on each Quarterly Purchase Date within the offering period at a purchase price per share equal to 85% of the lower of (i) the fair market value per share on the Participant's Entry Date (which in no event may be less than the fair market value per share on the start date of the offering period) or (ii) the fair market value per share on the Quarterly Purchase Date. The number of shares purchasable by a Participant will be equal to the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions for the calendar quarter by the purchase price in effect for the Quarterly Purchase Date, up to a maximum of 5,000 shares.

          A Participant may terminate his or her outstanding purchase right under the Plan at any time prior to the next Quarterly Purchase Date. Upon such termination, no further payroll deductions will be collected from the Participant, and any payroll deductions collected for the calendar quarter will, at the election of the Participant, be immediately refunded or held for the purchase of shares on the next Quarterly Purchase Date. The purchase right of a Participant will also terminate if he or she ceases to be an Eligible Employee. Upon such termination, all payroll deductions collected for the calendar quarter will be refunded to the Participant. No purchase right granted under the Plan is assignable or transferable by the Participant other than by will or the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right may be exercised only by the Participant.

          In the event of (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the state in which the Company is incorporated), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then all outstanding purchase rights under the Plan will automatically be exercised immediately prior to the consummation of such event.

          No Participant will be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under the Plan and (ii) similar rights accrued under other employee stock purchase plans of the Company, would otherwise permit such Participant to purchase more than $25,000 of stock of the Company for each calendar year such rights are at any time outstanding.

          No taxable income will be realized by a Participant upon the purchase of shares on a Quarterly Purchase Date. The sale or disposition of Common Stock purchased pursuant to the Plan is generally a taxable event. The Participant will realize a gain or loss in an amount equal to the difference between his or her basis (normally the purchase price) in the Common Stock and the proceeds from the sale or disposition. If Common Stock acquired pursuant to the Plan is not sold or otherwise disposed of within a specified time period after the date of purchase (the "Holding Period"), any gain or loss resulting from the sale or disposition of the Common Stock will be treated as long-term capital gain or loss subject to a special rule that requires the portion of any such gain that does not exceed the initial discount (at the time the right to purchase the stock was granted) to be treated as compensation income. If Common Stock acquired pursuant to the Plan is disposed of prior to the expiration of the Holding Period (a "Disqualifying Disposition"), the excess of the fair market value of the Common Stock on the date the shares were purchased over the purchase price will be treated as ordinary income. However, any additional gain will be taxed as capital gain. If a Participant disposes of the Common Stock more than one year after the date of purchase, such capital gain or loss will be treated as long-term capital gain or loss.

          The Company normally is not entitled to a deduction with respect to the issuance of shares of Common Stock under the Plan. However, in the event of a Disqualifying Disposition, the Company will be entitled to deduct the ordinary income realized by the Participant.

          The Plan provides that the Board of Directors may amend, suspend or terminate the Plan following any Quarterly Purchase Date; provided, however, that approval of the stockholders is required to materially increase the aggregate number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one Quarterly Purchase Date (other than to reflect changes in the Company's capital structure), alter the purchase price formula so as to reduce the purchase price for shares issuable under the Plan, or materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan. Unless sooner terminated the Plan will terminate on the earlier of (i) the last business day in 2001 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to the purchase rights exercised under the Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                            APPOINTMENT OF AUDITORS
                                (PROPOSAL NO. 3)

       The firm of Ernst & Young LLP, independent auditors, has been the Company's independent auditors since the Company's inception in 1988 and has been selected by the Board of Directors to serve as its independent auditors for the fiscal year ending December 31, 1997.

       The independent auditors meet periodically with the Audit Committee of the Board. The members of the Audit Committee are Messrs. Walker and Nicklas and, until the Meeting, Mr. Stern and thereafter, if elected, Ms. Cornell.

       Professional services performed by Ernst & Young LLP for the fiscal year ended December 31, 1996 consisted of an audit of the financial statements of the Company, consultation on interim financial information, services related to filings with the Securities and Exchange Commission (the "SEC"), meetings with the Company's Audit Committee, and consultation on various matters relating to accounting and financial reporting.

       The Audit Committee approved in advance or ratified each of the major professional services provided by Ernst & Young LLP and considered the possible effect of each such service on the independence of that firm.

       Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions during the Meeting.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
                           --------------------------

       The following table shows for the periods indicated the compensation paid to or accrued to, or for the benefit of, each of the executive officers of the Company whose aggregate remuneration exceeded $100,000 for services rendered to the Company during 1996.

                                                                          OTHER ANNUAL     SECURITIES
                                                SALARY      BONUS         COMPENSATION      UNDERLYING
NAME AND PRINCIPAL POSITION           YEAR        ($)        ($)               ($)           OPTIONS
---------------------------           ----      ------     -------        ------------     -----------
J. Thomas Parmeter                    1996     $150,000       -0-             -0-             200,000
   President, Chief Executive         1995     $140,155       -0-             -0-                 -0-
   Officer and Chairman of the        1994     $126,667       -0-             -0-                 -0-
   Board


Joseph Cappello, Ph.D.                1996     $108,000       -0-             -0-              35,000
   Vice President - Research          1995     $ 98,791    $6,105             -0-              17,000
   and Development, Director-         1994     $ 86,667       -0-             -0-                 -0-
   Polymer Research and Chief
   Technical Officer

Franco A. Ferrari, Ph.D.              1996     $105,000       -0-             -0-              30,000
   Vice President - Laboratory        1995     $ 97,208    $6,105             -0-              12,500
   Operations and Polymer             1994     $ 86,500       -0-             -0-                 -0-
   Productions, Director-Genetic
   Engineering

John E. Flowers                       1996     $103,000       -0-             -0-              30,000
   Vice President-Planning            1995     $ 95,916    $6,105             -0-              10,000
   and Operations, Director -         1994     $ 86,333       -0-             -0-                 -0-
   Business Development

Erwin R. Stedronsky, Ph.D.            1996     $103,000       -0-             -0-              35,000
   Vice President-Product             1995     $ 94,217    $6,105             -0-              15,000
   Formulation and Engineering,       1994     $ 86,333       -0-             -0-              20,000
   Director, Materials Science

                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

       The following table provides information about the number of options granted to each of the named executive officers of the Company during the fiscal year ended December 31, 1996. No stock appreciation rights were granted to any executive officer during the last fiscal year.



                              NUMBER OF SECURITIES    % OF TOTAL OPTIONS
                               UNDERLYING OPTIONS    GRANTED TO EMPLOYEES       EXERCISE   EXPIRATION
NAME                                GRANTED             IN FISCAL YEAR            PRICE       DATE
----                          --------------------   ---------------------      --------   ----------
J. Thomas Parmeter                    200,000               43.0%                 1.56       01/02/06

Joseph Cappello, Ph.D.                 35,000                7.5%                 2.75       09/01/06

Franco A. Ferrari, Ph.D.               30,000                6.5%                 2.75       09/01/06

John E. Flowers                        30,000                6.5%                 2.75       09/01/06

Erwin R. Stedronsky,                   35,000                7.5%                 2.75       09/01/06
Ph.D.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
--------------------------------------------------------------------------------

       The following table provides information about the number of unexercised options held by each of the named executive officers of the Company at December 31, 1996. During the 1996 fiscal year, J. Thomas Parmeter was the only executive officer who exercised options. The Company has not granted stock appreciation rights to any named executive officer.


                         SHARES
                        ACQUIRED                           NUMBER OF SECURITIES                       VALUE OF UNEXERCISED
                           ON       VALUE                 UNDERLYING UNEXERCISED                      IN-THE-MONEY OPTIONS
NAME                    EXERCISE   REALIZED             OPTIONS AT FISCAL YEAR END                   AT FISCAL YEAR END/(1)/
----                    --------   --------             --------------------------                   -----------------------

                                                     EXERCISABLE           UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
                                                     -----------           -------------         -----------         -------------
J. Thomas Parmeter       120,000   $488,400           40,000                 160,000                $ 40,120           $160,480

Joseph Cappello,             -0-        -0-           73,500                  49,000                $121,211           $ 27,202
Ph.D.

Franco A. Ferrari,           -0-        -0-           72,500                  40,000                $119,268           $ 19,430
Ph.D.

John E. Flowers              -0-        -0-           72,000                  38,000                $118,296           $ 15,544

Erwin R.                     -0-        -0-           48,000                  72,000                $ 79,224           $ 66,231
Stedronsky, Ph.D.

(1)  calculated using closing price as of December 31, 1996

          The Company does not have a defined benefit or actuarial pension plan. The Company does not have a long-term incentive plan and did not make any long term awards in 1996.

EMPLOYMENT AGREEMENTS

          As of November 1, 1996, the Company entered into three-year employment agreements with: Mr. Parmeter (providing for an annual salary of $150,000, a term life insurance policy in the amount of $250,000 and certain other benefits); Mr. Flowers (providing for an annual salary of $103,000 and certain other benefits); Dr. Cappello (providing for an annual salary of $108,000 and certain other benefits); Dr. Ferrari (providing for an annual salary of $105,000 and certain other benefits) Dr. Stedronsky (providing for an annual salary of $103,000 and certain other benefits); and Mr. Aron Stern (providing for an annual salary of $96,000 and certain other benefits). Each of such agreements provides for an increase in the stated annual salary upon the occurrence of certain events.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("Section 16 Participants"), to file reports of ownership and changes in ownership with the SEC. Such persons are required to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such forms furnished to the Company, or written representations that no such forms were required, the Company believes that during 1996 all Section 16 Participants complied with all applicable Section 16(a) filing requirements.

AFFILIATE TRANSACTIONS

          In February 1997, the Compensation Committee approved a loan of up to $250,000, at a rate of 8% per annum, to Mr. Parmeter, secured by a pledge of stock, to be drawn upon for no more than one year, solely to meet his tax obligations arising from the exercise of a stock option. As of March 21, 1997, such loan has not been drawn upon.


                                 OTHER MATTERS

          Management knows of no other business to be presented at the annual meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment.


                            STOCKHOLDER INFORMATION

          ANY PERSON FROM WHOM PROXIES FOR THE MEETING ARE SOLICITED MAY OBTAIN, IF NOT ALREADY RECEIVED, FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE 1996 FISCAL YEAR BY WRITTEN REQUEST ADDRESSED TO THE COMPANY, 10655 SORRENTO VALLEY ROAD, SAN DIEGO, CALIFORNIA 92121, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-KSB IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.

                             STOCKHOLDER PROPOSALS

          Proposals by stockholders to be presented at the Company's 1998 annual meeting must be received by the Company no later than 120 days prior to March 21, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.


                              By Order of the Board of Directors,



                              PHILIP J. DAVIS
                              Secretary
Dated:  March 21, 1997


------------------------------------------------------------------------------
IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED. YOUR COOPERATION IN PROMPTLY RETURNING YOUR SIGNED PROXY CARD WILL BE HELPFUL IN REDUCING EXPENSES INCIDENTAL TO FOLLOWING UP THIS PROXY SOLICITATION.
------------------------------------------------------------------------------

                       PROTEIN POLYMER TECHNOLOGIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 1997

  J. Thomas Parmeter and Philip J. Davis, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of Common Stock of Protein Polymer Technologies, Inc. held of record by the undersigned on March 21, 1997, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on April 25, 1997, and at any adjournment or postponement thereof, as if the undersigned were present and voting at the meeting.

  Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

  The shares represented by this proxy will be voted as directed by the stockholder. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS: 1) J. Thomas Parmeter, 2) Edward E. David, 3) George R.
                       Walker, 4) Brent R. Nicklas, 5) Patricia J. Cornell,
                       6) Bertram I. Rowland, 7) Philip J. Davis, 8) Edward J. Hartnett

                [_] FOR ALL NOMINEES   [_] WITHHOLD ALL NOMINEES

  To withhold authority to vote for any individual nominee(s), write the nominee's names on the space(s) provided below:

--------------------------------------------------------------------------------


PROPOSAL NO. 2:

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN.  FOR [_]  AGAINST [_]  ABSTAIN [_]

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF ERNST &     FOR [_]  AGAINST [_]  ABSTAIN [_]
 YOUNG LLP AS INDEPENDENT AUDITORS.

                                                     Dated ______________, 1997

                                                     __________________________
                                                     Signature

                                                     Dated ______________, 1997

                                                     __________________________
                                                     Signature if held jointly

                                                     THIS PROXY IS SOLICITED
                                                     ON BEHALF OF THE BOARD OF
                                                     DIRECTORS

          TRANSFER AGENT = CONTINENTAL STOCK TRANSFER & TRUST COMPANY